UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      July 10, 2014

Bar Harbor Bankshares

(Exact Name of Registrant as Specified in Its Charter)

Maine

(State or Other Jurisdiction of Incorporation)

001-13349

01-0393663

(Commission File Number)

(IRS Employer Identification No.)

               P.O. Box 400

Main Street, Bar Harbor, ME

04609-0400

(Address of Principal Executive Offices)

(Zip Code)

(207) 288-3314

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement Item 9.01 Financial Statements and Exhibits	Page 1 Page 1
Signatures	Page 1
Exhibit Index	Page 2

Item 1.01

Entry into a Material Definitive Agreement.

On July 10, 2014, Bar Harbor Bankshares (the “Company”) entered into a Change in Control, Confidentiality and Noncompetition Agreement (“Change in Control Agreement”) with Richard Maltz, who has been appointed to serve as the Chief Risk Officer of the Company and Bar Harbor Bank & Trust, effective as of September 1, 2014.

The Change in Control Agreement provides for the payment of severance, generally in the form of a lump sum cash payment equal to 1.0 times Mr. Maltz’s base compensation and the continuation of certain benefits, to Mr. Maltz in the event that Mr. Maltz’s employment terminates, including for “good reason” and other than as a result of “disability” or for “cause,” as each are defined in the Change in Control Agreement, and his separation from service occurs within twelve (12) months after a change in control of the Company.

The above description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description__________________________________________________________

10.1

Change in Control, Confidentiality and Noncompetition Agreement with Richard Maltz dated July 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 11, 2014

BAR HARBOR BANKSHARES

/s/ Curtis C. Simard

Curtis C. Simard

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description__________________________________________________________

10.1

Change in Control, Confidentiality and Noncompetition Agreement with Richard Maltz dated July 10, 2014